UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                   ----------

        Date of Report (Date of earliest event reported): April 16, 2003

                           BrandPartners Group, Inc.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       0-16530               13-3236325
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

             777 Third Avenue, New York, NY                     10017
             (Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code: (212) 446-0200

Item 4. Changes in Registrant's Certifying Accountant.

      On April 16, 2003 the Registrant dismissed Grant Thornton LLP and appointed Goldstein Golub Kessler LLP as its certifying accountants for the year ending December 31, 2003. This change was recommended and approved by the Audit Committee of the Registrant's Board of Directors.

      Neither of Grant Thornton's reports on the Registrant's financial statements for the years ending December 31, 2001 or 2002 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the years ending December 31, 2001 and 2002 and the subsequent interim period through April 16, 2003, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

      In accordance with Item 304(a)(3) of Regulation S-K, a letter from Grant Thornton LLP addressed to the Securities and Exchange Commission agreeing with the statements made in this Current Report on Form 8-K is filed as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

            16.1 Letter from Grant Thornton LLP addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2003                       BRANDPARTNERS GROUP, INC.

                                           By: /s/ Sharon Burd
                                               ------------------------------
                                               Name: Sharon Burd
                                               Title: Chief Financial Officer


                                       3